Exhibit 23.5



We consent to the incorporation by reference in the Registration Statement of Salton Sea Funding Corporation on Form S-4 of our reports dated June 7, 1996 on the financial statements of BN Geothermal, Inc., Conejo Energy Company, San Felipe Energy Company and Niguel Energy Company incorporated by reference in the Registration Statement and to all references to our Firm included in this Registration Statement.


                                   /s/  ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP


Orange County, California
July 2, 1996